Security Information

Security Purchased
Comparison Security
Comparison Security
CUSIP
31398AVQ2


Issuer
FANNIE MAE


Underwriters
Barclays Capital, JP Morgan,
UBS Securities, Banc of
America Securities LLC,
Deutsche Bank Securities,
Goldman Sachs, Williams
Capital Group


Years of continuous operation, including predecessors
> 3 years


Security
FNMA 1.75% 03/23/11


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
JP Morgan


Firm commitment underwriting?
Yes


Trade date/Date of Offering
2/26/2009


Total amount of offering sold to QIBs
15,000,000,000


Total amount of any concurrent public offering
0


Total
15,000,000,000


Public offering price
99.897


Price paid if other than public offering price
 N/A


Underwriting spread or commission
0.06%


Rating
Aaa/AAA


Current yield
1.75%


Benchmark vs Spread (basis points)
68bp

Fund Specific Information

Board
Total Par
Value
Purchased
$ Amount
of
Purchase
% of
Offering
Purchased
by the
Fund
Security
Performance^
Fund
Performance^
Measurement
Date*
DWS Funds
DWS


DWS GNMA Fund
DWS
20,000,000

$19,979,400
0.13%



DWS Government & Agency Securities VIP
DWS
2,000,000
 $
1,997,940
0.01%



DWS Short Duration Fund
DWS
3,200,000
 $
3,196,704
0.02%



DWS Short Duration Plus Fund
DWS
28,800,000

$28,770,336
0.19%



DWS Strategic Government Securities
Fund
DWS
20,000,000

$19,979,400
0.13%



Total

74,000,000

$73,923,780
0.48%


^The Security and Fund Performance is calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.


Security Information

Security Purchased


CUSIP
36967HAL1


Issuer
GENERAL ELECTRIC
CAPITAL CORPORATION


Underwriters
Citigroup, Credit Suisse,
Goldman Sachs, JP Morgan,
Morgan Stanley, Deutsche
Bank Securities, HSBC
Securities, RBS Greenwich
Capital, Blaylock & Partners,
Castle Oak Securities,
Ramirez & Company,
Utendahl Capital Partners,
Williams Capital Group


Years of continuous operation, including predecessors
> 3 years


Security
GE 1.8% 03/11/11


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
Morgan Stanley


Firm commitment underwriting?
Yes


Trade date/Date of Offering
3/9/2009


Total amount of offering sold to QIBs
4,000,000,000


Total amount of any concurrent public offering
0


Total
4,000,000,000


Public offering price
99.969


Price paid if other than public offering price
 N/A


Underwriting spread or commission
0.20%


Rating
A2/A+


Current yield
5.02%


Benchmark vs Spread (basis points)
310bp

Fund Specific Information

Board
Total Par
Value
Purchased
$ Amount
of
Purchase
% of
Offering
Purchased
by the
Fund
Security
Performance^
Fund
Performance^
Measurement
Date*
DWS Funds


DWS GNMA Fund
DWS
20,000,000.00

$19,993,800
0.50%



DWS Government & Agency Securities VIP
DWS
2,000,000.00
 $
1,999,380
0.05%



DWS Strategic Government Securities
Fund
DWS
20,000,000.00

$19,993,800
0.50%



Total

42,000,000

$41,986,980
1.05%

^The Security and Fund Performance is calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.